EXHIBIT 16.1


[H&B LOGO]                                          Harlan & Boettger, LLP
                                                    Certified Public Accountants

                                                    James C. Harlan III
                                                    William C. Boettger
                                                    P. Robert Wilkinson
                                                    Marshall J. Varano

October 12, 1999


Securities and Exchange Commission
Office of Chief Accountant
SECPS Letter File
Mail Stop 9-5
450 Fifth Street, NW
Washington D.C.  20549


Ladies and Gentlemen:

We were the previous principal accountants of Pawnbroker.com, Inc. (formerly Digital Sign Corporation) and Subsidiary. On April 23, 1998, we reported on the financial statements of Pawnbroker.com, Inc. (formerly Digital Sign Corporation) and Subsidiary as of March 31, 1998 and the period from February 13, 1998 to March 31, 1998.

We have reviewed Amendment No. 1 to the Form 10 registration statement (the "Form 10") filed by Pawnbroker.com, Inc. (formerly Digital Sign Corporation) (the "Company"), and agree with the statements disclosed by the Company under
Item 14, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. There have been no disagreements concerning accounting principals or disclosures.

We consent to the use of our report and to the reference to our firm in the registration statement on Form 10.


/s/ Harlan & Boettger, LLP
Harlan & Boettger, LLP
San Diego, CA



cc:  Pawnbroker.com
     85 Keystone Suite F
     Reno, Nevada  89503



                5415 Oberlin Drive * San Diego, California 92121
              Telephone (619) 535-2000 * Facsimile (619) 535-2015